UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
June 16, 2026
Date of Report (Date of earliest event reported)

N-able, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40297	85-4069861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
30 Corporate Drive
Suite 400
Burlington, Massachusetts 01803
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (781) 328-6490

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	NABL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On June 16, 2026 (the “Amendment No. 3 Effective Date”), N-able International Holdings II, LLC (the “Borrower”), an indirect, wholly owned subsidiary of N-able, Inc. (the “Company”), entered into a Third Amendment to Credit Agreement (“Amendment No. 3”) by and among the Borrower, N-able International Holdings I, LLC (“Holdings”), the other guarantors party thereto, the lenders and issuing banks identified therein and JPMorgan Chase, Bank, N.A. as administrative agent, collateral agent and an issuing bank, which amends that certain Credit Agreement, dated July 19, 2021, by and among the Borrower, Holdings, the lenders and issuing banks identified therein and JPMorgan Chase, Bank, N.A. as administrative agent, collateral agent and an issuing bank (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Amendment No. 3 Effective Date, the “Credit Agreement”).

Amendment No. 3 amended the Credit Agreement to add a delayed draw term loan facility (the “Delayed Draw Term Loan Facility”) pursuant to which the Company may incur up to $75.0 million of additional term loans (the “Delayed Draw Term Loans”) that are fungible with the Company’s existing term loan facility and have the same maturity date, interest rates and other material terms as the existing term loans. The Delayed Draw Term Loan Facility will be available for borrowing during a six-month availability period following the effectiveness of Amendment No. 3 and the proceeds may be used for general corporate purposes, including funding deferred consideration payments associated with the Company’s November 2024 acquisition of Adlumin, Inc., future permitted acquisitions, share repurchases, and related fees and expenses.

Borrowings under the Delayed Draw Term Loan will bear interest at the same rate as the existing term loan, which bears interest at a floating SOFR-based rate (subject to a “floor” of 0.0%) for a specified interest period plus a margin initially set at 2.75%, subject to a decrease to 2.50% if the Company’s first lien net leverage ratio is equal to or lower than 1.65 to 1.00.

The foregoing description of the material terms of Amendment No. 3 does not purport to be a complete description of Amendment No. 3 and is qualified in its entirety by reference to the full text thereof, which the Company will file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N-able, Inc.

Dated:	June 17, 2026	By:	/s/ Tim O'Brien

Tim O'Brien
Chief Financial Officer